UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

614 McKinley Place NE

Minneapolis, MN 55413

(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 17, 2013, Research and Diagnostic Systems, Inc. (“RDS”), a Minnesota corporation and wholly-owned subsidiary of Techne Corporation, entered into a Share Purchase Agreement (the “Agreement”) with the shareholders of Bionostics Holdings Limited, a United Kingdom company (“BHL”), and its subsidiary Bionostics, Inc., a Massachusetts corporation (“Bionostics”), pursuant to which RDS will acquire all of the outstanding stock of BHL.

RDS agreed to acquire the shares of BHL for total consideration of $104 million in cash, of which $13 million will be held in escrow for 18 months to secure indemnity obligations of the shareholders of BHL contained in the Agreement. The purchase price may be adjusted post-closing based on the final level of working capital of Bionostics at closing.

Certain BHL shareholders, other than the institutional shareholders, will be subject to non-compete and non-solicitation obligations for three years following the closing. In connection with the acquisition, RDS will enter into new agreements with key managers of Bionostics.

The closing of the acquisition is subject to the satisfaction of customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The acquisition is not subject to any financing contingencies.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

A copy of the press release announcing the acquisition is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

2.1	Share Purchase Agreement by and among Research and Diagnostic Systems, Inc., Bionostics Holdings Limited, Bionostics, Inc., the shareholders of Bionostics Holdings Limited, and Harwood Capital, LLP as the Sellers’ Representative, dated June 17, 2013.*

99.1	Press Release, dated June 18, 2013.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Exhibits and Schedules to the Share Purchase Agreement (identified therein) have been omitted from this Report and will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNE CORPORATION

Date: June 18, 2013	By:	/s/ Charles R. Kummeth
Charles R. Kummeth
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement by and among Research and Diagnostic Systems, Inc., Bionostics Holdings Limited, Bionostics, Inc., the shareholders of Bionostics Holdings Limited, and Harwood Capital, LLP as the Sellers’ Representative, dated June 17, 2013.*

99.1	Press Release, dated June 18, 2013.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Exhibits and Schedules to the Share Purchase Agreement (identified therein) have been omitted from this Report and will be furnished supplementally to the SEC upon request.